                                                                   Exhibit 10.3




                              EMPLOYMENT AGREEMENT

                  This employment agreement (this "Agreement") is made as of May 15, 1995 by and among PREFERRED EMPLOYERS GROUP, INC., having an address at 10800 Biscayne Boulevard, 10th Floor, Miami, Florida 33161 (the "Company") and HOWARD ODZER, an individual having an address at 1399 Northeast 103rd Street, Miami Shores Florida 33138 ("Odzer").


                               W I T N E S S E T H


                  WHEREAS, Odzer is currently the President and Director of the Company; and

                  WHEREAS, the Company and Odzer wish to set forth the terms upon which Odzer shall hereinafter be employed by the Company.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Term. Odzer shall be employed by the Company for a period of three (3) years from the date hereof, unless sooner terminated in accordance with the terms hereof. Thereafter, this Agreement shall be automatically renewed for additional periods of one (1) year, unless either party has given the other not less than ninety (90) days notice of its desire to terminate the Agreement at the end of that period (such three year period, together with any renewals thereof are referred to herein as the "Term").

                  2. Positions. During the Term, Odzer shall serve (i) as the President of the Company, reporting directly to the Chief Executive Officer, and shall continue to perform only such duties as have previously been performed by him as the President of the Company, and (ii) as a Director of the Company and shall not be required to perform such duties outside of Dade or Broward County, whichever county the Company shall be located except for duties performed while on trips required of him. For so long as Odzer remains an employee of the Company and for so long as the Company remains an "S" Corporation, Odzer shall be elected as a Director. In his capacity, Odzer shall be permitted to maintain previous relationships developed by him to the same extent as he has heretofore maintained. If the Company shall become a "C" Corporation, Odzer shall remain a Director so long as he remains an employee and stockholder of the Company, unless an investment banker or other acquirer of securities requires his removal in writing.

                  3. Compensation. Odzer shall receive an annual salary of $100,000, payable bimonthly, for so long as the Company elects to be and is properly classified, for federal tax purposes, as a Subchapter S corporation within the meaning of Section 1361(a) of the Internal

Revenue Code of 1986, as amended (the "Code"). In the event that the Company is not so classified and does not so elect, Odzer shall receive an annual salary of $200,000, payable in the same manner as other executives. Odzer shall also receive perquisites similar to perquisites made available to other senior executives of the Company.

                  4. Expenses. Odzer shall be entitled to prompt reimbursement of all reasonable business expenses in accordance with the Company's policy for such reimbursements.


                  5. Time Commitment; Other Interests. During the Term, Odzer shall devote substantially all of his working time to the operations of the Company and shall not, directly or indirectly, alone or as a member of a partnership, or as an officer, director or shareholder or any other corporation, be engaged in any other commercial duties or pursuits relating to the insurance industry, except that nothing contained herein shall prohibit Odzer from acquiring publicly traded securities of companies which are involved, directly or indirectly, in the insurance industry, provided that such securities are traded on a national securities exchange or on an over the counter market and in no event shall Odzer's ownership of such securities exceed 5% of the outstanding common stock of such company.

                  6. Non-Competition. For a period of one (1) year after the Term, Odzer shall not, directly or indirectly, compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner or partner of, any business organization which , directly or indirectly competes with or is engaged in the same business as the Company is in at the end of the Term; provided, however, that Odzer shall be permitted to own no more than 5% of the outstanding common stock of any company, the stock of which is traded on a national securities exchange or on an over the counter market.

                  7. Termination. (a) This Agreement may be terminated by the Company at any time "For Cause." For purposes of this Agreement, "For Cause" shall mean the following: (i) if Odzer has persistently and wilfully failed to devote substantially all of his working time to the operations of the Company, after specific notice to Odzer of such alleged failure and a 20 day opportunity to cure, (ii) if Odzer has been convicted of (whether or not subject to appeal) or plead "nolo contendere" or has made any similar plea to any criminal offense involving a violation of federal or state securities laws or regulations, embezzlement, fraud, wrongful taking or misappropriation of property, theft, or any other crime involving dishonesty, (iii) if Odzer has violated or materially breached any material provision of this Agreement or that certain Amended and Restated Shareholders Agreement of even date herewith by and among the Company, Odzer and Mel Harris, after specific notice to Odzer of such alleged violation or breach and a 20 day opportunity to cure or (iv) if Odzer ceases to be a shareholder of the Company.

                            (b) In the event this Agreement shall be terminated
by the Company for any reason other than pursuant to Section 7(a) or Section 8 hereof, Odzer shall be entitled to receive all payments and benefits to which he was entitled pursuant to this Agreement to the end of the Term, including any increase in salary pursuant to the second sentence of Section 3 hereof, regardless of whether he is employed by the Company when the Company no longer elects to be or is not properly classified as a Subchapter S corporation under the Code.


                  8. Disability; Death. (a) If, during the Term, Odzer becomes physically or mentally disabled, whether by injury, illness or otherwise, so that he is unable to perform his duties for a period of six successive months, then the Company may, at its option, terminate this Agreement upon thirty days' written notice to Odzer without further obligation; provided, however, that the Company shall continue to pay Odzer his monthly salary until the earlier of (i) the end of such period of disability and notice, or (ii) the end of the Term.

                            (b) In the event of Odzer's death during the Term,
this Agreement shall terminate and be of no further force and effect, provided that Odzer shall be entitled to all salary and other benefits to which he is entitled through the date of death.

                            (c) In addition to the other obligations of the
Company to Odzer under this Agreement, in the event Odzer's employment is terminated, other than for cause, and the Company has not had an initial public offering of its shares of common stock, the salary in effect at the date of termination shall continue until the initial public offering or one year from the date of scheduled termination of this Agreement, whichever comes sooner.

                  9. Miscellaneous. This Agreement (i) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements of the parties, written or oral, of any nature whatsoever, (ii) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and (iii) shall be governed by the laws of the State of Florida, without giving effect to the conflicts of law provisions thereof.

                  10. Arbitration. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration to be held in the County of Dade, State of Florida in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association or any successor thereto, and judgment upon the award rendered by the Arbitrator(s) may be entered in an Court having jurisdiction thereof. The Arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The costs and expenses of such arbitration shall be assumed as determined by the Arbitrator(s), and each party shall separately pay his own attorneys' fees and expenses.

                  11.      Notices.

                            Any notice or other communication to be given
hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth below. Payment of installments of the Purchase Price shall be sent by regular or certified mail to the address of Odzer set forth below:

Mr. Odzer:                 1399 Northeast 103rd Street
                           Miami Shores, Florida  33138

         with a copy to:

                           Richard Lampen, Esq.
                           Steel Hector & Davis
                           200 South Biscayne Boulevard, 40th Floor
                           Miami, Florida  33131-2398

The Company:               10800 Biscayne Boulevard, 10th Floor
                           Miami, Florida  33161

         with a copy to:

                           Donald J. Bezahler, Esq.
                           Baer Marks & Upham
                           805 Third Avenue
                           New York, New York  10022-7513



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above-written.


                                    PREFERRED EMPLOYERS GROUP, INC.



                                    By:
                                       ------------------------------------
                                       Name:   Mel Harris
                                       Title:  Chairman of the Board and
                                               Chief Executive Officer




                                    -------------------------------------
                                    Howard Odzer